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                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                           (After Insurance of Stock)

                             Sphinx Industries, Inc.
                               Name of Corporation


We the undersigned, R. D. Fritzler, president and R. D. Fritzler, secretary of Sphinx Industries, Inc., a Nevada Corporation do hereby certify that the Board of Directors of said corporation at a meeting duly convened, held July 7, 2000, adopted a resolution to amend the original Articles of Incorporation:

                                    Article I

The name of this corporation is AutoFund Servicing, Inc.
The name and post office address of the incorporation signing the Articles of Incorporation is R. D. Fritzler, 1800 E. Sahara Ave., Suite 107, Las Vegas, NV 89104. The Name and address of the first member of the First Board of Directors is R. D. Fritzler, 1800 E. Sahara Avenue, Suite 107, Las Vegas, Nevada 89104.

                                   Article IV

The capital stock of this Corporation shall consist of Fifty Million (50,000,000) shares of common stock, with a par value of $0.001 per share, all of which stock shall be entitled to voting power. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.


The number of shares outstanding and entitled to vote an amendment of the Articles of Incorporation is 1,365. The said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each stock outstanding and entitled to vote thereon.

                           original signature on file
                           --------------------------
                                    President

                           original signature on file
                           --------------------------
                                    Secretary

ACKNOWLEDGEMENT:
STATE OF NEVADA
COUNTY OF CLARK


On July 7, 2000 personally appeared before me, a Notary Public, Richard D. Fritzler, who acknowledged he executed the above instrument on behalf of said Corporation.



                                            original signature and stamp on file
                                            ------------------------------------
                                            NOTARY PUBLIC